EXHIBIT  23.1

                    Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, file number 333-50352, of our report dated March 21, 2001, relating to the financial statements of Berens Industries, Inc. appearing in the Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Ham,  Langston  &  Brezina,  LLP
Houston,  Texas
April  13,  2001


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